SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 20, 2007

CHAMPION PARTS, INC.

(Exact name of Registrant as specified in its Charter)

Illinois	1-7807	36-2088911
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 West Avenue B, Hope, Arkansas	71801
(Address of principal executive offices)	(Zip Code)

(870) 777-8821
Registrant's telephone number, including area code

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	Not applicable.

(b)	Not applicable.

(c)

On February 19, 2007, the Board of Directors of the Company appointed Mr. Kevin Cain (age 43) as Vice President of Finance and Chief Financial Officer. There is no arrangement or understanding between Mr. Cain and any other person pursuant to which Mr. Cain was elected as an executive officer of the Company. There is no family relationship between Mr. Cain and any director or executive officer of the Company.

During the past five years, prior to joining Champion Parts, Inc., Mr. Cain held the following positions: Controller, Vice President of Finance, and Chairman of the Finance Committee of Carter Federal Credit Union from January 2005 until February 2007; Tax Collector and Administrator for City of Bossier City and Bossier Parish from July 2001 until April 2004. Mr. Cain is a Certified Public Accountant (CPA) licensed in the State of Louisiana since 1992.  Prior to joining Champion Parts, Inc. neither Mr. Cain nor any member of his immediate family had a direct or indirect interest in any transaction in excess of $120,000 in which the Company was or is to be a participant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION PARTS, INC.

Dated: February 20, 2007	/s/ Jerry A. Bragiel
Jerry A. Bragiel President, CEO